                                    EXHIBIT A

AGREEMENT OF REPORTING PERSONS

         Each of the undersigned hereby agrees that the Amendment No. 1 to
Schedule 13D filed on the date hereof with respect to the shares of Class A Common Stock of divine, inc. has been filed on behalf of the undersigned.

SIGNATURE

         Dated: July 29, 2002

         Entities:

Oak Investment Partners IX, Limited Partnership
Oak Associates IX, LLC
Oak IX Affiliates Fund - A, Limited Partnership
Oak IX Affiliates Fund, Limited Partnership
Oak IX Affiliates, LLC
Oak Investment Partners X, Limited Partnership
Oak Associates X, LLC
Oak X Affiliates Fund, Limited Partnership
Oak X Affiliates, LLC
Oak Management Corporation


                                By:    /s/ EDWARD F. GLASSMEYER
                                       --------------------------------------
                                           Edward F. Glassmeyer, as
                                           General Partner or
                                           Managing Member or as
                                           Attorney-in-fact for the
                                           above-listed entities

         Individuals:

Bandel L. Carano
Gerald R. Gallagher
Edward F. Glassmeyer
Fredric W. Harman
Ann H. Lamont
David B. Walrod

                                 By:    /s/ EDWARD F. GLASSMEYER
                                       -------------------------------------
                                            Edward F. Glassmeyer,
                                            Individually and as
                                            Attorney-in-fact for the
                                            above-listed individuals